                                                  Exhibit 99.1

Supernus to Present at the 2020 J.P. Morgan Healthcare Conference

ROCKVILLE, Md., January 8, 2020 -- Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company's management will present a Company overview and update, as well as host investor meetings, at the 38th Annual J.P. Morgan Healthcare Conference.

Date:	Wednesday, January 15, 2020
Time:	10:30 a.m. PT (1:30 p.m. ET)
Place:	Westin St. Francis Hotel, San Francisco, Calif.
Investors interested in arranging a meeting with the Company's management during this conference should contact the conference coordinator.
A live webcast of the presentation can be accessed by visiting ‘Events & Presentations’ in the Investor Relations section on the Company's website at www.supernus.com. An archived replay of this webcast will be available for 60 days on the Company's website after the conference.
About Supernus Pharmaceuticals, Inc.
Supernus Pharmaceuticals, Inc. is a pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases. The Company currently markets Trokendi XR® (extended-release topiramate) for the prophylaxis of migraine and the treatment of epilepsy, and Oxtellar XR® (extended-release oxcarbazepine) for the treatment of epilepsy. The Company is also developing several product candidates to address large market opportunities in the CNS market, including SPN-812 for the treatment of ADHD and SPN-604 for the treatment of bipolar disorder.

CONTACT:
Jack A. Khattar, President and CEO
Gregory S. Patrick, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591
Or
Investor Contact:
Peter Vozzo
Westwicke, an ICR Company
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com